UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 23, 2005


                                VSB Bancorp, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          New York                   0-50237                 11-3680128
----------------------------     ---------------     ---------------------------
(State or other jurisdiction     Commission File     IRS Employer Identification
     of incorporation)               Number                    No.


                3155 Amboy Road, Staten Island, New York  10306
            --------------------------------------------------------
            Address of principal (Zip/Postal Code) executive offices


Registrant's telephone number: 718-979-1100


                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01  OTHER EVENTS

SIGNATURES


ITEM 8.01 OTHER EVENTS

         On December 23, 2005, VSB Bancorp, Inc. (the "Company") reported that its stock option committee and the full Board of Directors approved the accelerated vesting of all currently outstanding unvested stock options ("Options") to purchase shares of common stock of the Company. By accelerating the vesting of these Options, the Company estimates that approximately $169,000 of future compensation expense, net of taxes, will be eliminated. This information and the accompanying press release were disseminated on December 23, 2005 through the broad distribution of the press release in a manner designed to provide broad, non-exclusionary distribution of the information to the public.

         For additional information, see annexed Exhibit 99.1.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005


                                       VSB Bancorp, Inc.

                                       By: /s/ RAFFAELE M. BRANCA
                                           -------------------------------------
                                           Raffaele M. Branca
                                           Executive Vice President and CFO


INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

   99.1 Press Release reporting that the Company's stock option committee and the full Board of Directors approved the accelerated vesting of all currently outstanding unvested stock options to purchase shares of common stock of the Company.